SCHEDULE 14A INFORMATION
DEFINITIVE NOTICE AND PROXY STATEMENT
PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant X

Filed by a party other than the registrant __

Check the appropriate box:

__ Preliminary proxy statement __ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

X Definitive proxy statement.

__ Definitive additional materials.

__ Soliciting material under Rule 14a-12.

National Health Realty, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing fee (check the appropriate box):

X No fee required.

__ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed Maximum aggregate value of transaction:

(5) Total fee paid:

__ Fee paid previously with preliminary materials.

__ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

NATIONAL HEALTH REALTY, INC.

_________________________

NOTICE OF FIFTH ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 24, 2003

5:00 PM CDT

To Our Shareholders:

We cordially invite you to attend the Fifth Annual Meeting of the Shareholders (the "Meeting") of National Health Realty, Inc. ("NHR" or the "Company"). The Meeting will be held at City Center, 14th Floor, 100 Vine Street, Murfreesboro, Tennessee on Thursday, April 24, 2003, at 5:00 p.m. CDT, for the following purposes:

1. To re-elect two directors, and elect a third director to complete an unexpired term.

2. To transact such other business as may properly come before the Meeting or any continuances of it.

The nominees for re-election as directors are Robert G. Adams and Olin O. Williams. They currently serve as directors of the Company. The nominee to complete the unexpired term is Joseph M. Swanson.

The Board of Directors has fixed the close of business on Monday, February 24, 2003, as the record date for the determination of shareholders who are entitled to vote at the Meeting, including any continuances.

We encourage you to attend the Meeting. Whether you are able to attend or not, we urge you to indicate your vote on the enclosed proxy card FOR the re-election of Mr. Adams and Dr. Williams as directors, and FOR the election of Mr. Joseph M. Swanson to fill an unexpired board term. Please sign, date, and return the proxy card promptly in the enclosed envelope. If you attend the Meeting, you may vote in person even if you have previously mailed a proxy card.

By Order of the Board of Directors

Richard F. LaRoche, Jr.
Secretary

March 18, 2003
Murfreesboro, Tennessee

NATIONAL HEALTH REALTY, INC.
100 Vine Street
Murfreesboro, Tennessee 37130

PROXY STATEMENT
----------------------
FIFTH ANNUAL MEETING OF THE SHAREHOLDERS
TO BE HELD APRIL 24, 2003

The accompanying proxy is solicited by the Board of Directors of National Health Realty, Inc. ("NHR" or the "Company") to be voted at the Annual Meeting of the Shareholders (the "Meeting") to be held on Thursday, April 24, 2003, commencing at 5:00 p.m. CDT and at any continuances of the Meeting. The Meeting will be held at the City Center, 14th Floor, Murfreesboro, Tennessee. It is anticipated that this proxy material will be mailed on or about March 18, 2003, to all shareholders of record on February 24, 2003.

You have the power and right to revoke the proxy at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company (i) a written revocation or (ii) your proxy with a later date than the prior proxy. Furthermore, if you attend the Meeting, you may elect to vote in person, thereby canceling the proxy.

A copy of the Annual Report on Form 10-K for the Company for the year ended December 31, 2002, including audited financial statements, is also enclosed.

How We Count the Votes

* Shares of common stock represented in person or by proxy at the Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the Company's Secretary who will determine whether or not a quorum is present.

* Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not be counted as votes in favor of such matter. Accordingly, an abstention from voting on the election of directors will have the same legal effect as a vote "against" the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such vote differently.

* If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a "broker non-vote" may effect establishment of a quorum, but, once a quorum is established, will have no effect on the voting on such matter.

* A majority of the issued and outstanding shares of common stock entitled to vote constitutes a quorum at the Meeting. The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the election of directors.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The Board of Directors has declared the close of business on February 24, 2003 as the record date. The outstanding voting securities of the Company as of December 31, 2002, consisted of 9,570,323 shares of common stock, par value $.01 per share ("Common Stock"). Shareholders of record as of the record date are entitled to notice of and to vote at the Meeting or any continuances. Each holder of the shares of Common Stock is entitled to one vote per share on all matters properly brought before the Meeting. Shareholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

The following information is based upon filings made by the entities identified below with the Securities and Exchange Commission ("SEC"). Except as set forth below, on December 31, 2002, no person was known to us to own beneficially more than 5% of the outstanding Common Stock:

Name and Address	Shares Beneficially Owned on 12/31/02	Percent of Outstanding Shares on 12/31/02 (2)
National Health Corporation	1,271,147 (1)	11.8%
P. O. Box 1398
Murfreesboro, TN 37133
W. Andrew Adams	1,128,581 (1)	10.4%
100 Vine Street
Murfreesboro, TN 37130
T. Rowe Price Associates, Inc.	794,100 (3)	8.3%
100 E. Pratt Street
Baltimore, MD 21202
T. Rowe Price Small-Cap Value Fund, Inc.	650,000 (3)	6.8%
100 E. Pratt Street
Baltimore, MD 21202
National Financial Services Corporation	546,380	5.7%
200 Liberty Street
New York, NY 10281
Robert G. Adams	485,309	5.1%
100 Vine Street
Murfreesboro, TN 37130

(1) Included as shares beneficially owned are units of limited partnership interest in NHR/OP, L.P., the Company's operating subsidiary. National Health Corporation has 644,000 such units and Mr. W. A. Adams' family partnership has 571,754 such units. Although these units cannot vote, they may be exchanged for shares of the Company's common stock. This exchange has income tax consequences to the holder, but not the Company.

(2) This is ownership calculated in accordance with Security and Exchange Commission Rules and not in accordance with real estate investment trust regulations.

(3) These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

ELECTION OF DIRECTORS

Pursuant to our Articles of Incorporation, the directors have been divided into three groups. Each group is elected for a three-year term and only one group is up for election each year. At the April 24, 2003 Meeting two directors will be elected to hold office, each for a term of three years or until their successors have been duly elected and qualified.

In early 2002 Dr. J. K. Twilla, an original board member, retired, thus reducing the number of board members to five, of which only two meet the legal definition of "independent director." Three independent directors are required to serve on the Audit Committee. The board spent two meetings reviewing potential replacements for Dr. Twilla, focusing on individuals who were independent and who have both real estate and financial backgrounds and experience in corporate governance. After narrowing the potential candidates to four qualified individuals, the board elected Mr. Swanson to serve until the next shareholder meeting, at which time he must be elected by the shareholders to complete the unexpired term of Dr. Twilla.

The nominees for election at the Meeting are Robert G. Adams and Olin O. Williams, both current directors of the Company, and, as stated above, the nominee to fill the unexpired term is Joseph M. Swanson. Unless authority to vote for the election of directors has been specifically withheld, your proxy holder intends to vote for the election of Mr. Adams, Dr. Williams and Mr. Swanson to hold offices as directors.

If a nominee becomes unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person as may be determined by the proxy holder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES.

The following is information about the nominees, other board members and executive officers:

Name	Age	Position	Expiration of term as Director	Common Stock Beneficially Owned at 12/31/02(1)	Percent of Shares Outstanding 12/31/02
Robert G. Adams	56	Director & Sr. V.P.	2003	485,309	5.1%
Joseph M. Swanson	64	Director	2004	-0-	*
Olin O. Williams	72	Director	2003	113,645	1.2%
W. Andrew Adams	57	Director & President	2002	1,128,581	10.4%
Ernest G. Burgess III	63	Director	2002	155,000	1.6%
Richard F. LaRoche, Jr.	57	Secretary	-	372,714	4.0%
Donald K. Daniel	56	Vice President & Controller	-	139,273	1.4%
Kenneth D. DenBesten	50	Vice President, Finance	-	20,870	*
Charlotte A. Swafford	55	Treasurer	-	152,978	1.6%
All Directors & Exec. Officers as a group (9 people)				2,568,370	26.8%

*Less than 1%

(1) Except as otherwise noted, all shares are owned beneficially with sole voting and investment power. Included in the amounts above are 20,000 shares each optioned to Mr. Burgess and Dr. Williams, as well as the options to Messrs. Adams, LaRoche, Daniel, DenBesten and Ms. Swafford shown on Table A hereafter. 571,754 shares attributed to Mr. Adams are actually units of limited partnership interest in NHR/OP, L.P., which may be, under certain conditions, convertible into the common shares of NHR.

Joseph M. Swanson is currently serving as interim director to fill the director's position formerly held by Dr. J. K. Twilla. Mr. Swanson is the owner of Swanson Development Company, a multi-county real estate development and leasing company with approximately 3 million square feet of buildings and 200 tenants. He is also the developer of over 300 acres of commercial and residential property. Mr. Swanson is the owner and president of a 70 year old manufacturing and distribution company. He was a founding shareholder and director of First City Bank from 1986 through 1995, and since 1995 has served as a founding director of Bank of Murfreesboro. Mr. Swanson is also a majority partner in a commercial contracting company and trustee of a commercial real estate unitrust that owns real estate. He serves on the Audit Committee of NHR.

Robert G. Adams (Senior Vice President) is a director of the Company and also has served NHC 27 years - 15 years as Senior Vice President and 10 years on the Board of Directors. He is also Vice President of National Health Investors, Inc. and Chief Operating Officer for NHC. Mr. Adams has a B.S. Degree from Middle Tennessee State University.

Dr. Olin O. Williams (Director) has served as a director of NHC for 30 years. He is a physician and was in private practice in Tennessee for more than 31 years. Dr. Williams also serves on the Board of Directors of the Bank of Murfreesboro. He serves on the Audit Committees for NHR and NHC.

W. Andrew Adams (President) is a director of the Company and has been the Chief Executive Officer of NHC since 1981 and on its board since 1974. He has extensive long-term health care experience and served as President of the National Council of Health Centers, the trade association for multi-facility long-term health care companies. He is also the President and Chairman of the Board of National HealthCare Corporation and National Health Investors, Inc., and he is Chairman of the Board of Assisted Living Concepts, Inc. In addition, Mr. Adams serves on the Board of Directors of SunTrust Bank, Nashville.

Ernest G. Burgess III (Director) served as Senior Vice President of Operations for NHC for 20 years before retiring in 1994. He also serves on the Board of Directors and Audit Committee of NHC. Mr. Burgess has an M.S. degree from the University of Tennessee.

He serves on the Audit Committees of NHR and NHC.

Richard F. LaRoche, Jr. is Secretary and General Counsel of the Company and was its Vice President until May 2002 when he retired from active management positions. He has served as Secretary and General Counsel for NHC since 1971. He has a law degree from Vanderbilt University and an A.B. degree from Dartmouth College. Mr. LaRoche currently serves as a director, Secretary and General Counsel of National Health Investors, Inc. and National HealthCare Corporation. He also serves as a director and Audit Committee member of Z-Tel Technologies, Inc. and a director of Lodge Manufacturing Company.

Donald K. Daniel (Vice President & Controller) joined NHC in 1977 as Controller. He received a B.A. degree from Harding University and an M.B.A. from the University of Texas. He is a certified public accountant.

Kenneth D. DenBesten (Vice President/Finance) has served NHC as Vice President of Finance since 1992. From 1987 to 1992, he was employed by Physicians Health Care, most recently as Chief Operating Officer. From 1984-1986, he was employed by Health America Corporation as Treasurer, Vice President of Finance and Chief Financial Officer. Mr. DenBesten received a B.S. in business administration and an M.S. in finance from the University of Arizona.

Charlotte A. Swafford (Treasurer) has been Treasurer of NHC since 1985. She joined NHC in 1973 and has served as Staff Accountant, Accounting Supervisor and Assistant Treasurer. She has a B.S. degree from Tennessee Technological University.

Board of Directors and Committees of the Board

The Board of Directors held 4 meetings during 2002. All directors were present at the meetings of the Board and committees on which they served. The independent directors serve as the Audit Committee and the Compensation Committee; however, the Compensation Committee did not meet in 2002 since it currently has no responsibilities. The Company contracts with NHC to act as its Investment Advisor, one responsibility of which is to employ and compensate all officers and employees.

On July 30, 2002, the President signed into law the Sarbanes-Oxley Act of 2002 (the "S/O Act") which has or will impose new responsibilities on the Audit Committee, chief among which is the requirement that the Audit Committee appoint, compensate (out of Company funds), and provide oversight of the work of the independent auditors. Additionally, the S/O Act creates an independent accounting oversight board to oversee the conduct of auditors of public companies such as ours. This board may promulgate additional requirements for the Audit Committee.

Although the American Stock Exchange (AMEX) listing rules previously required most of the following, the S/O Act mandates that Audit Committee members be both independent of management and rely solely on director's compensation for their work, with no ability to otherwise receive remuneration from the Company. The S/O Act requires Audit Committees to ultimately have in place procedures to receive and address complaints regarding accounting, internal control, or auditing issues. At the NHR Board's February 12, 2003 meeting, the Board adopted a Restated Audit Committee Charter, which meets, in our opinion and the opinion of outside counsel, all current and reasonably anticipated requirements of the S/O Act, SEC regulations and AMEX Listing Rules. The Restated Audit Committee Charter is attached to this Proxy Statement and incorporated herein as though copied verbatim.

Finally, we note that the Board has found that the three members of the Audit Committee meet the S/O Act and AMEX definition of "independent board member"; additionally, its Chairman meets the SEC definition of "Audit Committee financial expert."

The Audit Committee, which met four times in 2002, has filed the following report for inclusion in this proxy.

Report of the Audit Committee

During 2002 the Audit Committee reviewed the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements in the reporting process. Arthur Andersen LLP was NHR's independent auditor for December 31, 2001, and reviewed with the Audit Committee the first quarter 2002 financial statements. The Company engaged Ernst & Young LLP for the second and third quarter 2002 reviews and the December 31, 2002 audit. The Company's independent auditors are responsible for expressing an opinion on the conformity of NHR's audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements, which are included in the materials accompanying this proxy. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The aggregate fees billed for 2002 for each of the following categories of services are set forth below:

Audit and review of the Company's 2002 quarterly and annual financial statements	$38,700
All other services	$ -0-

In reliance on the reviews and discussions referred to above and the Audit Committee Charter and legal requirements applicable for 2002, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission and distribution to our shareholders.

Submitted by the National Health Realty, Inc. Audit Committee.
Ernest G. Burgess III, Chairman
Joseph M. Swanson
Olin O. Williams

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS, EQUITY COMPENSATION PLAN INFORMATION AND CERTAIN TRANSACTIONSCash Compensation

Directors not affiliated with NHC, the Company's Investment Advisor, receive compensation for their Board service in the amount of $1,500 per meeting attended, plus an annual grant of a 5,000 share stock option, priced on the date of the Annual Meeting of the Shareholders. This automatic grant of options to independent directors was approved by our shareholders. The Company reimburses all directors for travel expenses incurred in connection with their duties as directors of the Company.

The Company's executive officers are also employees of NHC. Mr. LaRoche served as such until May 2002. Their compensation is determined solely by NHC, which allocates a portion of their annual performance bonus to the Company. Payment of the allocated amount by the Company is credited against the Advisory Fee paid NHC. W. Andrew Adams, Robert Adams and Mr. LaRoche each received $150,000 for allocated bonuses in 2001, with Mr. Daniel and Ms. Swafford each receiving $100,000. W. Andrew Adams, Robert Adams, and Mr. LaRoche each received $150,000 for allocated bonuses in 2000, with Mr. Daniel and Ms. Swafford each receiving $100,000. Neither Messrs. Adams, LaRoche, Daniel, nor Ms. Swafford have yet been allocated any performance bonus for 2002. The Company paid no other perquisites or bonuses to its executive officers. Because NHC sets the salaries of the Company's executive officers, the Company's Compensation Committee did not issue a Compensation Committee Report for this proxy statement.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans [excluding securities reflected in column(a)]
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1997)	417,000	$8.92	66,802
Equity compensation plans not approved by security holders	None	N/A	N/A
Total	417,000	$8.92	66,802

The Company's grant or issuance of an incentive stock option under the 1997 Option Plan has no federal income tax consequences to either the Company or the optionee. Nor do any federal income tax consequences occur to either the Company or the optionee upon the optionee's exercise of his or her incentive stock option and purchase of Common Stock up to $100,000 per year, except that the difference between the fair market value of the stock purchased, pursuant to the exercise of the option and the amounts paid upon the option's exercise (the "Spread"), would be included in the optionee's alternative minimum taxable income for alternative minimum tax purposes. For options purchased in excess of the $100,000 limit, or for options granted to non-employee directors, or which are not held for the time discussed in the next paragraph, the Spread is taxable as ordinary income to the optionee and deductible by the Company at the time of exercise.

After exercising the option, if the optionee holds the stock purchased for the requisite period under the Internal Revenue Code, then upon the optionee's disposition of the stock he or she will recognize capital gain (or loss) for federal income tax purposes on the amount of the difference between the optionee's cost and the net proceeds of the sale. The Company would not be entitled to a deduction upon such a disposition. To be entitled to such capital gains treatment, the optionee must not dispose of the underlying stock within two (2) years after the date the option is granted or one (1) year after the option is exercised.

If the optionee disposes of the stock prior to such time, then the optionee will recognize ordinary income in an amount equal to the lesser of (i) the difference between the sales proceeds and the optionee's cost, or (ii) the difference between the fair market value of the stock on the date of exercise and the optionee's cost. The balance of the gain on a premature disposition of the stock, if any, will be capital gain for federal income tax purposes. Such a premature disposition will entitle the Company to a deduction equal to the amount of ordinary income recognized by the optionee.

The 1997 Plan permits options to be exercised for cash or by surrender of shares of Common Stock of the Company valued at the then fair market value. Unless otherwise specifically provided in the option agreement, no option shall be transferable, other than by will, family gift, or the laws of descent and distribution. All shares which may be issued under either plan and the exercise prices for outstanding options are subject to adjustment in the event that the number of outstanding shares of Common Stock will be changed by reason of stock splits, stock dividends, reclassifications or recapitalizations. In addition, upon a merger or consolidation involving the Company, participants are entitled to shares in the surviving corporation.

Director and Officer Options

The 1997 Stock Option Plan provides for an automatic grant to each non-employee director of an option to purchase 5,000 shares of Common Stock on the date of the Annual Stockholder's Meeting at the then fair market value.

Pursuant to the automatic grant provisions of the plan, the independent directors have each received options to purchase shares at $11.50 on April 26, 1999, $6.50 on May 24, 2000, $10.74 on April 26, 2001, and $16.95 on April 16, 2002. They have not exercised any of the 1999, 2000, 2001 or 2002 grants. There are currently 66,802 shares available to grant under the 1997 Plan.

Table A and B below set forth information regarding options which are outstanding, granted or exercised under the 1997 Stock Option Plan as of December 31, 2002, for the Company's executive officers. Table C sets forth information regarding options outstanding and exercised during 2002 for the executive officers, all directors and all other NHC employees as a group. The Company has not granted any SARs. No options have ever been repriced.

TABLE A
Option/SAR Grants in Last Fiscal Year [12-31-02]
Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities underlying options/SARs Granted (#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise of Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
W. Andrew Adams	-0-	-	-	-	-	-
Robert G. Adams	-0-	-	-	-	-	-
Richard F. LaRoche, Jr.	-0-	-	-	-	-	-
Donald K. Daniel	-0-	-	-	-	-	-
Kenneth D. DenBesten	-0-	-	-	-	-	-
Charlotte A. Swafford	-0-	-	-	-	-	-

TABLE B
Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Option/SAR Values
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities underlying Unexercised Options/SARs at Fiscal Year-End (#) Exercisable	Value of Unexercised in-the-Money Options/SARs at Fiscal Year-End ($) Exercisable
W. Andrew Adams	-0-	-	44,000	$273,900
Robert G. Adams	-0-	-	32,000	$199,200
Richard F. LaRoche, Jr.	-0-	-	32,000	$199,200
Donald K. Daniel	-0-	-	19,000	$118,275
Kenneth D. DenBesten	-0-	-	19,000	$118,275
Charlotte A. Swafford	-0-	-	19,000	$118,275

TABLE C
Name of Participant	Shares Under Option: 2002	Expiration Date	Options Exercised: 2002	Remaining Options	Exercise Price
W. Andrew Adams	44,000	10/13/05	-0-	44,000	$8.375
Robert G. Adams	32,000	10/13/05	-0-	32,000	8.375
Richard F. LaRoche, Jr.	32,000	10/13/05	-0-	32,000	8.375
Donald K. Daniel	19,000	10/13/05	-0-	19,000	8.375
Kenneth D. DenBesten	19,000	10/13/05	-0-	19,000	8.375
Charlotte A. Swafford	19,000	10/13/05	-0-	19,000	8.375
All Executive Officers (6 persons)	165,000	10/13/05	-0-	165,000	8.375
All Independent Directors (3 persons)	10,000	4/26/2004	-0-	10,000	11.50
	10,000	5/24/2005	-0-	10,000	6.50
	10,000	4/25/2006	-0-	10,000	10.74
	10,000	4/15/2007	-0-	10,000	16.95
All Other NHC Employees (26 persons)	259,000	10/13/05	-0-	259,000	$8.375

Section 16(a) Disclosure Compliance

Section 16(a) of the Securities and Exchange Act of 1934 as amended requires officers, directors, and persons who own more than 10% of the Company's equity securities to file statements of changes in beneficial ownership (Form 4 or 5) with the Securities and Exchange Commission (the SEC) and the American Stock Exchange. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file, and to file the forms with the SEC within two days of the transaction. The Company monthly reminds its officers and directors of this requirement.

To the Company's knowledge, based solely on the review of the copies of such forms received by it, the Company believes that during 2002 all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with and filed.

Investment Advisor

The Company has entered into an Advisory, Administrative Services and Facilities Agreement (the "Advisory Agreement") with NHC as Advisor under which NHC will provide management and advisory services during the term of the Advisory Agreement.

Under the terms of the Advisory Agreement, NHC, as Advisor, agrees to use its best efforts:

a) To present to the Company a continuing and suitable investment program consistent with the investment policy of the Company as adopted by the directors from time to time;

b) To manage the day-to-day affairs and operations of the Company, including the employment of and compensation to all personnel; and

c) To provide administrative services and facilities appropriate for such management.

In performing its obligations under the Advisory Agreement, the Advisor is subject to the supervision of and policies established by the Company's Board of Directors.

The Advisory Agreement is in effect through December 31, 2002 and thereafter continues on a year to year term, but can be terminated by either party for cause by giving 90 days written notice on or after January 1, 2000.

For its services under the Advisory Agreement, the Advisor is entitled to the greater of i) two percent (2%) of the Company's consolidated gross revenues calculated according to generally accepted accounting principles, or ii) the actual expenses incurred by the Advisor as outlined in the Advisory, Administrative Services and Facilities Agreement. The Advisor's compensation is payable in monthly installments on the last day of each month, adjusted annually upon completion of audit. $492,000 was earned in 2002 and all payments are current. Salaries or bonuses paid by the Company to its executive officers are credited against these installments.

Comparison of Cumulative Total Return

Since the Company's creation on December 31, 1997, the Company's cumulative total return as compared with the S & P 500 Index and all other publicly traded real estate investment companies (NAREIT Hybrid) is as shown in the graph on the last page of this proxy statement.

SHAREHOLDER PROPOSALS

October 1, 2003 is the date by which proposals of shareholders intended to be presented at the 2004 Annual Meeting of Shareholders must be received by us for inclusion in our Proxy Statement and form of proxy. Your submission of any proposal will be reviewed in accordance with the procedures found in SEC Regulation 14a-8, which we will supply upon request.

EXPENSES OF SOLICITATION

The total cost of this solicitation will be borne by the Company. In addition to use of the mail, proxies may be solicited by directors and officers of the Company personally and by telephone, telegraph, or facsimile transmission.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the Meeting, but if other matters properly come before the Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their best judgment.

s/Richard F. LaRoche, Jr.
Richard F. LaRoche, Jr., Secretary
March 18, 2003
Murfreesboro, Tennessee

NATIONAL HEALTH REALTY, INC.
Comparison of Cumulative Total Return
	1997	1998	1999	2000	2001	2002
NHR	100.00	76.76	62.34	68.99	153.79	160.93
S&P 500	100.00	128.58	155.63	141.46	124.65	97.1
NAREIT-Hybrid	100.00	65.97	42.29	47.20	71.16	87.74

Assumes $100 invested 12/31/97 in NHR, S&P 500 and NAREIT-Hybrid.

Exhibit A

NATIONAL HEALTH REALTY, INC.
RESTATED AUDIT COMMITTEE CHARTER

I. Purpose

The primary functions of the Audit Committee are to assist the Board of Directors of National Health Realty, Inc. (the "Company") in fulfilling its oversight responsibilities with respect to: (i) the Company's systems of internal controls regarding finance, accounting, legal compliance and ethical behavior; (ii) the Company's auditing, accounting and financial reporting processes generally; (iii) the Company's financial statements and other financial information provided by the Company to its stockholders, the public and others; (iv) the Company's compliance with legal and regulatory requirements; and (v) the performance of the Company's corporate audit function and independent auditors. Consistent with these functions, the Committee will encourage continuous improvement of, and foster adherence to, the Company's policies, procedures and practices at all levels.

Although the Audit Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

II. Organization

The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act of 1934, The American Stock Exchange and any other regulatory requirements.

Committee members shall be elected by the Board at the annual organizational meeting of the Board of Directors on the recommendation of the Nominating/Corporate Governance Committee; members shall serve until their successors shall be duly elected and qualified. The Committee's chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee. The Audit Committee shall report its recommendations to the Board after each Committee meeting and shall conduct and present to the Board an annual performance evaluation of the Committee.

The Committee may form and delegate authority to subcommittees when appropriate.

III. Meetings

The Audit Committee shall meet four times per year on a quarterly basis, or more frequently as circumstances require. The Committee shall require members of management, the independent auditors and others to attend meetings and to provide pertinent information, as necessary. As part of its job to foster open communications, the Committee shall meet in separate executive sessions during each of its four regularly scheduled meetings with management and the Company's independent auditors to discuss any matters that the Committee (or any of these groups) believes should be discussed privately.

IV. Responsibilities and Duties

In recognition of the fact that the Company's independent auditors are ultimately accountable to the Audit Committee, the Committee shall have the sole authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors or nominate the independent auditors for shareholder approval. The Committee shall approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Committee shall consult with management but shall not delegate these responsibilities.

To fulfill its responsibilities and duties, the Audit Committee shall:

With respect to the independent auditors:

1.	Be directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing its audit report or related work.

2.	Have the sole authority to review in advance, and grant any appropriate pre-approvals of, (i) all auditing services to be provided by the independent auditors and (ii) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act of 1934, and (iii) connection therewith to approve all fees and other terms of engagement. The Committee shall also review and approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Securities Exchange Act of 1934 with respect to non-audit services.

3.	Review the performance of the Company's independent auditors on at least an annual basis.

4.	On an annual basis, review and discuss with the independent auditors all relationships the independent auditors have with the Company in order to evaluate the independent auditors' continued independence. The Committee: (i) shall ensure that the independent auditors submit to the Committee on an annual basis a written statement (consistent with Independent Standards Board Standards No. 1) delineating all relationships and services that may impact the objectivity and independence of the independent auditors; (ii) shall discuss with the independent auditors any disclosed relationship or services that may impact the objectivity and independence of the independent auditors; and (iii) shall satisfy itself as to the independent auditors' independence.

5.	At least annually, obtain and review an annual report from the independent auditors describing (i) the independent auditors' internal quality control procedures and (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

6.	Confirm that the lead audit partner, or the lead audit partner responsible for reviewing the audit, for the Company's independent auditors has not performed audit services for the Company for each of the five previous fiscal years.

7.	Review all reports required to be submitted by the independent auditors to the Committee under Section 10A of the Securities Exchange Act of 1934.

8.	Review, based upon the recommendation of the independent auditors and the corporate audit function, the scope and plan of the work to be done by the independent auditors for each fiscal year.

With respect to financial statements:

1.	Review and discuss with management and the independent auditors the Company's quarterly financial statements (including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the independent auditors' review of the quarterly financial statements) prior to submission to stockholders, any governmental body, any stock exchange or the public.

2.	Review and discuss: (i) with management and the independent auditors the Company's annual audited financial statements (including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations").

3.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

4.	Recommend to the Board of Directors, if appropriate, that the Company's annual audited financial statements be included in the Company's annual report on Form 10-K for filing with the Securities and Exchange Commission.

5.	Prepare the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement and any other Committee reports required by applicable securities laws or stock exchange listing requirements or rules.

Periodic and Annual Reviews:

1.	Periodically review separately with each of management and the independent auditors (i) any significant disagreement between management and the independent auditors in connection with the preparation of the financial statements, (ii) any difficulties encountered during the course of the audit (including any restrictions on the scope of work or access to required information), and (iii) management's response to each.

2.	Periodically discuss with the independent auditors, without management being present, (i) their judgments about the quality, appropriateness, and acceptability of the Company's accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company's financial statements.

3.	Consider and approve, if appropriate, significant changes to the Company's accounting principles and financial disclosure practices as suggested by the independent auditors or management. Review with the independent auditors and management at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

4.	Review with management, the independent auditors and the Company's counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company's financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Accounting Standards Board, the Securities and Exchange Commission or other regulatory authorities with relevant jurisdiction.

5.	Obtain and review an annual report from management relating to the accounting principles used in preparation of the Company's financial statements (including those policies for which management is required to exercise discretion or judgments regarding the implementation thereof).

Discussions with Management:

1.	Review and discuss with management the Company's earnings press releases (including the use of "pro forma" or "adjusted" non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies.

2.	Review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current of future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

3.	Inquire about the application of the Company's accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and (where appropriate) the Company's provisions for future occurrences which may have a material impact on the financial statements of the Company.

4.	Review and discuss with management (i) the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures (including management's risk assessment and risk management policies), and (ii) the program that management has established to monitor compliance with its code of business ethics and conduct for directors, officers and employees.

5.	Review and discuss with management all disclosures made by the Company concerning any material changes in the financial condition or operations of the Company.

6.	Obtain explanations from management for unusual variances in the Company's annual financial statements from year to year, and review annually the independent auditors' letter of the recommendations to management and management's response.

With respect to the internal audit function and internal controls:

1.	Review, based upon the recommendation of the independent auditors, the scope, plan and personnel of the work to be done.

2.	In consultation with the independent auditors and management, (a) review the adequacy of the Company's internal control structure and system, and the procedures designed to insure compliance with laws and regulations, and (b) discuss the responsibilities, budget and staffing needs of the corporate audit function.

3.	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Other:

1.	Review and approve all related-party transactions.

2.	Review and approve (i) any change or waiver in the Company's code of business conduct and ethics for directors or executive officers, and (ii) any disclosure made on Form 8-K regarding such change or waiver.

3.	Establish the policy for the Company's hiring of employees or former employees of the independent auditors who were engaged on the Company's account.

4.	Review any management decision to seek a second opinion from independent auditors other than the Company's regular independent auditors with respect to any significant accounting issue.

5.	Review with management and the independent auditors the sufficiency and quality of the financial and accounting personnel of the Company.

6.	Review and reassess the adequacy of this Charter annually and recommend to the Board any changes the Committee deems appropriate.

7.	The Committee shall conduct an annual performance evaluation.

8.	Perform any other activities consistent with this Charter, the Company's By-laws and governing law as the Committee or the Board deems necessary or appropriate.

V. Resources

The Audit Committee shall have the authority to retain independent legal, accounting and other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Committee shall determine the extent of funding necessary for payment of compensation to the independent auditors for purpose of rendering or issuing the annual audit report and to any independent legal, accounting and other consultants retained to advise the Committee.

This Charter will be made available on the Company's website at "www.nationalhealthrealty.com".

Appendix: Form of Proxy

PROXY

NATIONAL HEALTH REALTY, INC.
100 Vine Street, Murfreesboro, Tennessee 37130

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints W. Andrew Adams and/or Richard F. LaRoche, Jr., as Proxies, each of them with power of substitution, to represent and vote on behalf of the undersigned all of the shares of National Health Realty, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 100 Vine Street, 14th Floor, Murfreesboro, Tennessee, on Thursday, April 24, 2003, at 5:00 p.m. Central Daylight Time and at any continuances thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposal more fully described in the notice of and proxy statement for the meeting (receipt whereof is hereby acknowledged).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTORS.

ELECTION OF DIRECTORS	___ For nominee listed below:	___ Withhold Authority to vote for the nominee listed below:
Olin O. Williams

	___ For nominee listed below:	___ Withhold Authority to vote for the nominee listed below:
Robert G. Adams

	___ For nominee listed below:	___ Withhold Authority to vote for the nominee listed below:
Joseph M. Swanson

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

******

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full name as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:_____________________________

__________________________________________
Signature

__________________________________________
Signature, if held jointly
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.